UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 24, 2023

AVALONBAY COMMUNITIES, INC.

(Exact name of registrant as specified in its charter)

Commission file number 1-12672

Maryland (State or other jurisdiction of incorporation or organization)	77-0404318 (I.R.S. Employer Identification No.)

4040 Wilson Blvd. Suite 1000

Arlington, Virginia 22203

(Address of principal executive offices)(Zip code)

(703) 329-6300

(Registrant’s telephone number, including area code)

(Former name, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AVB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders on May 24, 2023. Proxies were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934. At the meeting, holders of the Company’s stock were asked (1) to elect twelve directors to serve until the 2024 Annual Meeting of Stockholders and until their successors are elected and qualified, (2) to cast a non-binding, advisory vote upon the compensation of executive officers of the Company, as described in the Company’s proxy statement, (3) to cast a non-binding, advisory vote on the frequency of future advisory votes on the compensation of executive officers of the Company, and (4) to ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2023.

Each share of common stock was entitled to one vote with respect to matters submitted to a vote of the Company’s stockholders, and the voting results reported below are final.

Proposal 1

Each of the Company’s nominees for director as listed in the proxy statement was re-elected as shown in the table below.

Director	For	Against	Abstain	Broker Non-Vote
Glyn F. Aeppel	121,428,729	4,000,577	327,947	4,407,147
Terry S. Brown	121,304,135	4,123,939	329,179	4,407,147
Ronald L. Havner, Jr.	124,327,102	1,105,057	325,094	4,407,147
Stephen P. Hills	124,101,454	1,327,071	328,728	4,407,147
Christopher B. Howard	124,709,082	719,194	328,977	4,407,147
Richard J. Lieb	119,471,433	5,956,990	328,830	4,407,147
Nnenna Lynch	124,689,607	740,106	327,540	4,407,147
Charles E. Mueller, Jr.	124,502,886	925,448	328,919	4,407,147
Timothy J. Naughton	121,332,881	4,095,331	329,041	4,407,147
Benjamin W. Schall	125,175,095	253,115	329,043	4,407,147
Susan Swanezy	112,261,593	13,168,347	327,313	4,407,147
W. Edward Walter	118,163,203	7,272,123	321,927	4,407,147

Proposal 2

Stockholders approved the compensation paid to the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K. 117,885,238 votes were cast in favor of approval of such compensation, 7,435,926 votes were cast against, and there were 436,089 abstentions. There were 4,407,147 broker non-votes with respect to Proposal 2.

Proposal 3

Stockholders cast a non-binding, advisory vote recommending an annual (i.e., every one year) advisory vote on the compensation paid to the Company’s named executive officers. 122,317,170 votes were cast in favor of an annual vote, as recommended by the Board of Directors, 9,797 votes were cast in favor of a vote every two years, 3,094,452 votes were cast in favor a vote every three years, and there were 335,834 abstentions. There were 4,407,147 broker non-votes with respect to Proposal 3. Based on the results of the advisory vote on the frequency of future advisory votes on executive compensation, the Company's Board of Directors has determined that the Company will hold future advisory votes on executive compensation annually until the next advisory vote on the frequency of the advisory vote on executive compensation.

Proposal 4

Stockholders ratified the selection of Ernst & Young LLP as the Company’s independent auditors for fiscal year 2023. 123,977,460 votes were cast in favor of ratifying the selection of Ernst & Young LLP, 6,161,539 votes were cast against, and there were 25,401 abstentions. There were no broker non-votes with respect to Proposal 4.

Item 8.01	Other Events.

As part of its Board composition and succession planning process, on May 24, 2023, the Board of Directors voted to appoint Terry S. Brown as the Company’s Lead Independent Director. W. Edward Walter, who previously served in that role since May 2019, will continue to serve on the Board’s Compensation Committee and Nominating, Governance and Corporate Responsibility Committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

AVALONBAY COMMUNITIES, INC.

Dated: May 25, 2023	By:	/s/ Kevin P. O’Shea
Kevin P. O’Shea
Chief Financial Officer